Exhibit 99.1

Envestnet Reports First Quarter 2019 Financial Results

Chicago, IL — May 8, 2019 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter ended March 31, 2019.

	Three months ended
Key Financial Metrics	March 31,		%
(in millions except per share data)	2019	2018	Change
GAAP:
Total revenues	$199.7	$198.0	1%
Net income (loss)	$(18.3)	$8.0	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.38)	$0.17	n/m

Non-GAAP:
Adjusted net revenues(1)	$145.8	$140.4	4%
Adjusted EBITDA(1)	$34.0	$32.8	4%
Adjusted net income(1)	$19.4	$17.7	10%
Adjusted net income per diluted share(1)	$0.39	$0.37	5%

n/m - Not meaningful

“In the first quarter, Envestnet grew revenue, adjusted EBITDA and adjusted earnings per share, overcoming the impact of challenging capital markets in the fourth quarter of 2018,” said Jud Bergman, Chairman and CEO.

“We continue to execute on our vision for enabling financial wellness, having recently formed the Advisor Credit Exchange and closed on our acquisition of PIEtech®, creator of MoneyGuide financial planning applications. We are focused on enabling advisors’ delivery of unified advice to their clients, as they achieve better financial outcomes and improve the lives of millions of investors,” concluded Mr. Bergman.

Financial Results for the First Quarter of 2019:

Asset-based recurring revenues decreased 10% from the prior year period, and represented 55% of total revenues for the first quarter of 2019, compared to 61% of total revenues for the same period in 2018. Subscription-based recurring revenues increased 19% from the prior year period, and represented 42% of total revenues the first quarter of 2019 compared to 35% for the same period in 2018. Professional services and other non-recurring revenues increased 7% from the prior year period. Total revenues increased 1% to $199.7 million for the first quarter of 2019 from $198.0 million for the first quarter of 2018.

Total operating expenses for the first quarter of 2019 increased 5% to $208.4 million from $198.7 million in the prior year period. Cost of revenues decreased 2% to $61.6 million for the first quarter of 2019 from $62.9 million for the prior year period. Compensation and benefits increased 4% to $86.7 million for the first quarter of 2019 from $83.5 million for the prior year period. Compensation and benefits were 43% of total revenues for the first quarter of 2019, compared to 42% in the prior year period. General and administration expenses increased 24% to $40.5 million for the first quarter of 2019 from $32.7 million for the prior year period. General and administrative expenses were 20% of total revenues for the first quarter of 2019, compared to 17% in the prior year period.

Loss from operations was $8.7 million for the first quarter of 2019 compared to $0.7 million for the first quarter of 2018. Net loss was $18.3 million for the first quarter of 2019 compared to net income of $8.0 million for the first quarter of 2018. Net loss per share attributable to Envestnet, Inc. was $0.38 for the first quarter of 2019 compared to net income per diluted share attributable to Envestnet, Inc. of $0.17 for the first quarter of 2018.

Adjusted net revenues(1) for the first quarter of 2019 increased 4% to $145.8 million from $140.4 million for the prior year period. Adjusted EBITDA(1) for the first quarter of 2019 increased 4% to $34.0 million from $32.8 million for the prior year period. Adjusted net income(1) increased 10% for the first quarter of 2019 to $19.4 million from $17.7 million for the prior year period. Adjusted net income per diluted share(1) for the first quarter of 2019 increased 5% to $0.39 from $0.37 in the first quarter of 2018.

Outlook

The Company provided the following outlook for the second quarter ended June 30, 2019 and full year ended December 31, 2019. This outlook is based on the market value of assets on March 31, 2019 and includes the contribution from PIEtech®, Inc. beginning May 1, 2019, the date the acquisition was closed.

In Millions Except Adjusted EPS	2Q 2019			FY 2019
GAAP:
Revenues:
Asset-based	$118.0	-	$119.0
Subscription-based	(a)	-	(a)
Total recurring revenues	(a)	-	(a)
Professional services and other revenues	(a)	-	(a)
Total revenues	(a)	-	(a)	(a)	-	(a)

Asset-based cost of revenues	$59.0	-	$60.0	$236.0	-	$237.0
Total cost of revenues	$72.0	-	$73.0

Net income	(b)	-	(b)	(b)	-	(b)

Diluted shares outstanding		52.8
Net income per diluted share	(b)	-	(b)	(b)	-	(b)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$118.0	-	$119.0
Subscription-based	95.0	-	96.0
Total recurring revenues	$213.0	-	$215.0
Professional services and other revenues	10.5	-	11.5
Total revenues	$223.5	-	$226.5	$902.0	-	$912.0

Adjusted net revenues (1)	$165.0	-	$168.0	$665.0	-	$676.0

Adjusted EBITDA(1)	$42.5	-	$43.0	$190.0	-	$195.0
Adjusted net income per diluted share(1)		$0.44		$2.08	-	$2.15

(a) The Company does not currently forecast these GAAP revenue measures, due to pending purchase accounting for the recently completed PortfolioCenter and PIEtech acquisitions. Accordingly, the Company also does not provide reconciliations of guidance for adjusted revenues to comparable GAAP measures due to the uncertainty of the deferred revenue fair value adjustment related to acquisitions.

(b) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Adjusted net revenues is a new non-GAAP financial metric - see footnote 1 on page 3 for more information.

Conference Call

Envestnet will host a conference call to discuss first quarter 2019 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800) 289-0438, or for international callers (323) 794-2423. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 6181257. The replay will be available until Wednesday, May 15, 2019.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives

Envestnet Wealth enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet | Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered independent advisors ("RIAs"). Envestnet MoneyGuide provides goals-based financial planning applications. Envestnet Data & Analytics enables innovation and insights through its Envestnet | Yodlee data aggregation platform.

Nearly 97,000 advisors and more than 3,800 companies including: 17 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences and help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities.

“Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those same fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation related expense, foreign currency,  non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 9-11 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2019, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisitions of FolioDynamix and PIEtech, Inc. will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications (“FinApps”), compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 8, 2019 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$245,735	$289,345
Fees receivable, net	66,365	68,004
Prepaid expenses and other current assets	36,916	23,557
Total current assets	349,016	380,906

Property and equipment, net	46,794	44,991
Internally developed software, net	42,771	38,209
Intangible assets, net	296,813	305,241
Goodwill	540,524	519,102
Operating lease right-of-use-assets, net	67,728	—
Other non-current assets	26,945	25,298
Total assets	$1,370,591	$1,313,747

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	101,457	133,298
Accounts payable	25,135	19,567
Operating lease liabilities	12,309	—
Convertible Notes due 2019	167,442	165,711
Contingent consideration	744	732
Deferred revenue	31,639	23,988
Total current liabilities	338,726	343,296

Convertible Notes due 2023	297,392	294,725
Contingent consideration	7,717	—
Deferred revenue	6,580	6,910
Non-current lease liabilities	73,377	—
Deferred rent and lease incentive	—	17,569
Deferred tax liabilities, net	809	640
Other non-current liabilities	24,452	18,005
Total liabilities	749,053	681,145

Equity:
Stockholders’ equity	622,719	633,700
Non-controlling interest	(1,181)	(1,098)
Total liabilities and equity	$1,370,591	$1,313,747

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Asset-based	$108,934	$121,153
Subscription-based	83,087	69,695
Total recurring revenues	192,021	190,848
Professional services and other revenues	7,645	7,163
Total revenues	199,666	198,011

Operating expenses:
Cost of revenues	61,645	62,934
Compensation and benefits	86,717	83,540
General and administration	40,524	32,729
Depreciation and amortization	19,517	19,546
Total operating expenses	208,403	198,749

Loss from operations	(8,737)	(738)
Other expense, net	(5,763)	(5,254)
Loss before income tax provision (benefit)	(14,500)	(5,992)

Income tax provision (benefit)	3,768	(13,994)

Net income (loss)	(18,268)	8,002
Add: Net loss attributable to non-controlling interest	83	102
Net income (loss) attributable to Envestnet, Inc.	$(18,185)	$8,104

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.38)	$0.18

Diluted	$(0.38)	$0.17

Weighted average common shares outstanding:
Basic	48,237,265	44,782,982

Diluted	48,237,265	47,145,560

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
OPERATING ACTIVITIES:
Net income (loss)	$(18,268)	$8,002
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	19,517	19,546
Deferred rent and lease incentive amortization	—	385
Provision for doubtful accounts	451	461
Deferred income taxes	169	(17,923)
Stock-based compensation expense	12,864	8,495
Non-cash interest expense	6,880	3,209
Accretion on contingent consideration and purchase liability	240	101
Loss allocation from equity method investment	203	660
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	1,198	(10,191)
Prepaid expenses and other current assets	(13,346)	(3,665)
Other non-current assets	(1,060)	(2,461)
Accrued expenses and other liabilities	(34,495)	(17,404)
Accounts payable	5,179	1,594
Deferred revenue	7,039	7,056
Other non-current liabilities	854	1,382
Net cash used in operating activities	(12,575)	(753)

INVESTING ACTIVITIES:
Purchase of property and equipment	(5,247)	(4,988)
Capitalization of internally developed software	(7,185)	(4,599)
Acquisition of business	(11,061)	(178,583)
Other	(1,000)	—
Net cash used in investing activities	(24,493)	(188,170)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	—	195,000
Payments on revolving credit facility	—	(15,000)
Proceeds from exercise of stock options	3,163	2,404
Purchase of treasury stock for stock-based tax withholdings	(9,819)	(9,296)
Issuance of restricted stock units	2	2
Net cash provided by (used in) financing activities	(6,654)	173,110

EFFECT OF EXCHANGE RATE CHANGES ON CASH	112	(109)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(43,610)	(15,922)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	289,671	62,115

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$246,061	$46,193

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	March 31,	December 31,
	2019	2018
Cash and cash equivalents	$245,735	$289,345
Restricted cash included in prepaid expenses and other current assets	158	158
Restricted cash included in other non-current assets	168	168
Total cash, cash equivalents and restricted cash	$246,061	$289,671

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Total revenues	$199,666	$198,011
Deferred revenue fair value adjustment	6	4
Adjusted revenues	199,672	198,015
Asset-based cost of revenues	(53,842)	(57,572)
Adjusted net revenues	$145,830	$140,443

Net income (loss)	$(18,268)	$8,002
Add (deduct):
Deferred revenue fair value adjustment	6	4
Interest income	(1,510)	(410)
Interest expense	7,096	5,236
Accretion on contingent consideration and purchase liability	240	101
Income tax provision (benefit)	3,768	(13,994)
Depreciation and amortization	19,517	19,546
Non-cash compensation expense	12,864	8,495
Restructuring charges and transaction costs	7,366	2,592
Severance	2,480	2,812
Foreign currency	(1)	(232)
Non-income tax expense adjustment	210	(128)
Loss allocation from equity method investment	203	660
Loss attributable to non-controlling interest	31	69
Adjusted EBITDA	$34,002	$32,753

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$(18,268)	$8,002
Income tax provision (benefit) (1)	3,768	(13,994)
Loss before income tax provision (benefit)	(14,500)	(5,992)
Add (deduct):
Deferred revenue fair value adjustment	6	4
Accretion on contingent consideration and purchase liability	240	101
Non-cash interest expense	4,616	1,868
Non-cash compensation expense	12,864	8,495
Restructuring charges and transaction costs	7,366	2,592
Severance	2,480	2,812
Amortization of acquired intangibles	12,528	13,935
Foreign currency	(1)	(232)
Non-income tax expense adjustment	210	(128)
Loss allocation from equity method investment	203	660
Loss attributable to non-controlling interest	31	69
Adjusted net income before income tax effect	26,043	24,184
Income tax effect (2)	(6,632)	(6,530)
Adjusted net income	$19,411	$17,654

Basic number of weighted-average shares outstanding	48,237,265	44,782,982
Effect of dilutive shares:
Options to purchase common stock	1,198,197	1,396,091
Unvested restricted stock units	656,798	966,487
Diluted number of weighted-average shares outstanding	50,092,260	47,145,560

Adjusted net income per share - diluted	$0.39	$0.37

(1) For the three months ended March 31, 2019 and 2018, the effective tax rate computed in accordance with US GAAP equaled (26.0)% and 233.5%, respectively.
(2) Estimated normalized effective tax rates of 25.5% and 27% have been used to compute adjusted net income for the three months ended March 31, 2019 and 2018, respectively.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended March 31, 2019
	Envestnet Wealth	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$152,705	$46,961	$—	$199,666
Deferred revenue fair value adjustment	6	—	—	6
Adjusted revenues	152,711	46,961	—	199,672
Less: Asset-based cost of revenues	(53,842)	—	—	(53,842)
Adjusted net revenues	$98,869	$46,961	$—	$145,830

Income (loss) from operations	$16,844	$(7,928)	$(17,653)	$(8,737)
Add:
Deferred revenue fair value adjustment	6	—	—	6
Accretion on contingent consideration and purchase liability	240	—	—	240
Depreciation and amortization	11,267	8,250	—	19,517
Non-cash compensation expense	5,677	4,188	2,999	12,864
Restructuring charges and transaction costs	262	965	6,139	7,366
Non-income tax expense adjustment	200	10	—	210
Severance	350	2,048	82	2,480
Other	22	1	2	25
Loss attributable to non-controlling interest	31	—	—	31
Adjusted EBITDA	$34,899	$7,534	$(8,431)	$34,002

	Three Months Ended March 31, 2018
	Envestnet Wealth	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$155,988	$42,023	$—	$198,011
Deferred revenue fair value adjustment	(2)	6	—	4
Adjusted revenues	155,986	42,029	—	198,015
Less: Asset-based cost of revenues	(57,572)	—	—	(57,572)
Adjusted net revenues	$98,414	$42,029	$—	$140,443

Income (loss) from operations	$15,861	$(4,409)	$(12,190)	$(738)
Add:
Deferred revenue fair value adjustment	(2)	6	—	4
Accretion on contingent consideration and purchase liability	101	—	—	101
Depreciation and amortization	11,473	8,073	—	19,546
Non-cash compensation expense	4,054	2,464	1,977	8,495
Restructuring charges and transaction costs	37	200	2,355	2,592
Non-income tax expense adjustment	(128)	—	—	(128)
Severance	2,429	383	—	2,812
Loss attributable to non-controlling interest	69	—	—	69
Adjusted EBITDA	$33,894	$6,717	$(7,858)	$32,753

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2018	2018	2018	2018	2019
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management ("AUM")	$143,945	$148,537	$153,862	$150,591	$176,144
Assets under Administration ("AUA")	353,379	360,850	388,066	291,934	319,129
Total AUM/A	497,324	509,387	541,928	442,525	495,273
Subscription	2,076,382	2,167,084	2,297,593	2,314,253	2,546,483
Total Platform Assets	$2,573,706	$2,676,471	$2,839,521	$2,756,778	$3,041,756
Platform Accounts
AUM	724,774	759,926	776,705	816,354	874,574
AUA	1,389,489	1,417,795	1,517,297	1,182,764	1,187,589
Total AUM/A	2,114,263	2,177,721	2,294,002	1,999,118	2,062,163
Subscription	7,985,777	8,042,900	8,185,667	8,865,435	8,909,581
Total Platform Accounts	10,100,040	10,220,621	10,479,669	10,864,553	10,971,744
Advisors
AUM/A	44,790	44,900	47,292	40,103	39,035
Subscription	43,037	43,700	45,619	56,237	57,594
Total Advisors	87,827	88,600	92,911	96,340	96,629

The following table summarizes the changes in AUM and AUA for the three months ended March 31, 2019:

	12/31/2018	Gross Sales	Redemp- tions	Net Flows	Market Impact	Reclass to Subscription	3/31/2019
	(in millions except account data)
AUM	$150,591	$21,687	$(9,155)	$12,532	$13,021	$—	$176,144
AUA	291,934	27,991	(20,920)	7,071	23,619	(3,495)	319,129
Total AUM/A	$442,525	$49,678	$(30,075)	$19,603	$36,640	$(3,495)	$495,273

Fee-Based Accounts	1,999,118			80,177		(17,132)	2,062,163

The above AUM/A gross sales figures include $20.1 billion in new client conversions. The Company onboarded an additional $27.6 billion in subscription conversions during the three months ended March 31, 2019, bringing total conversions for the quarter to $47.7 billion.